Exhibit 23.4

CONSENT OF MKM ENGINEERING

We hereby consent to (i) the use of the name MKM Engineering, (ii) references to MKM Engineering as an independent oil and gas engineering consulting firm, and (iii) the use of information from our (A) Appraisal of Certain Oil and Gas Interests owned by Solis Partners, LLC located in Chaves County, New Mexico as of December 31, 2021 (the “2021 Appraisal Report”); (B) Appraisal of Certain Oil and Gas Interests owned by Solis Partners, LLC located in Chaves County, New Mexico as of December 31, 2022 (the “2022 Appraisal Report”), (C)  Appraisal of Certain Oil and Gas Interests owned by NEH Midstream LLC and Solis Partners, LLC located in Chaves County, New Mexico and Howard County, Texas as of December 1, 2023 (the “2023 Appraisal Report”) as well as (D) Appraisal of Certain Oil and Gas Interests owned by NEH Midstream and Solis Partners, LLC located in Chaves County, New Mexico and Howard County, Texas as of July 1, 2023 (the “July 2023 Appraisal Report,” and together with the 2021 Appraisal Report and 2022 Appraisal Report, the 2023 Appraisal Report, the “Appraisal Reports”), which contain our opinion of the proved reserves and future net revenue of Solis Partners and NEH Midstream as of December 31, 2021, December 31, 2022, December 31, 2023 and July 1, 2023, respectively, in the proxy statement/prospectus relating to the proposed business combination involving Roth CH Acquisition V. Co. and New Era Helium Corp., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Roth (as it may be amended, the “Registration Statement”).

We further consent to the inclusion of each of the Appraisal Reports as exhibits through incorporation by reference in the Registration Statement. We further consent to the reference to MKM Engineering under the heading “EXPERTS” in the Registration Statement and related prospectus.

MKM ENGINEERING
Texas Registered Engineering Firm F-009733

By:	/s/ Michele K. Mudrone
Name:	Michele K. Mudrone
Title:	Professional Engineer
Date:	September 12, 2024